FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of May 2, 2007, between Advanstar, Inc., a Delaware corporation (the “Company”) and Wells Fargo Bank, N.A. (successor by merger to Wells Fargo Bank Minnesota, N.A.), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of February 21, 2001 (the “Indenture”), relating to the Company’s 15.0% Senior Discount Debentures due 2011 (the “Notes”);

WHEREAS, the Company proposes certain amendments to the Indenture (the “Proposed Amendments”), which Proposed Amendments must be approved with the consent of the holders (the “Holders”) of a majority of the outstanding aggregate principal amount of the Notes;

WHEREAS, the Company also proposes certain additional amendments to the Indenture (the “Additional Amendments” and together with the Proposed Amendments, the “Amendments”), which Additional Amendments must be approved with the consent of the Holders of at least two-thirds of the outstanding aggregate principal amount of the Notes;

WHEREAS, the Company has made an offer to purchase the Notes and solicited the consents of the Holders of the Notes to the Amendments pursuant to the Offer to Purchase and Consent Solicitation Statement dated April 19, 2007 (the “Tender Offer and Consent Solicitation”), each upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Tender Offer and Consent Solicitation, Company has received valid consents of the Holders of at least a majority in outstanding aggregate principal amount of the Notes consenting to the substance of the Proposed Amendments set forth in this Supplemental Indenture;

WHEREAS, pursuant to the Tender Offer and Consent Solicitation, the Company has received valid consents of the Holders of at least two-thirds in outstanding aggregate principal amount of the Notes consenting to the substance of the Additional Amendments set forth in this Supplemental Indenture;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Proposed Amendments to Indenture. Effective as of the Amendment Effective Date for the Proposed Amendments (as defined below):

(a)  The following Sections of the Indenture shall be deleted in their entirety and replaced with the phrase “Intentionally Omitted”:

Existing Section Number	Caption

Section 4.03 in its entirety	Reports

Section 4.04 in its entirety	Compliance Certificate

Section 4.05 in its entirety	Taxes

Section 4.07 in its entirety	Restricted Payments

Section 4.08 in its entirety	Dividend and Other Payment Restrictions Affecting Subsidiaries

Section 4.09 in its entirety	Incurrence of Indebtedness and Issuance of Preferred Stock

Section 4.11 in its entirety	Transactions with Affiliates

Section 4.12 in its entirety	Liens

Section 4.13 in its entirety	Corporate Existence

Section 4.15 in its entirety	Limitation on Sale and Leaseback Transactions

(b)      Section 5.01 of the Indenture captioned “Merger, Consolidation, or Sale of Assets” is hereby amended by deleting each of clause (c), clause (d) and the second sentence of Section 5.01.

(c)      Section 6.01 of the Indenture captioned “Events of Default” is hereby amended by deleting each of clauses (d), (e) and (f) and replacing them with the phrase “Intentionally Omitted”, and by replacing clause (c) in its entirety with the following:

“(c) failure by the Company or any of its Restricted Subsidiaries for 30 days after the receipt of notice from the Trustee or Holders of at least 25% in principal amount at maturity of the Notes then outstanding to comply with Article 5 hereof;”

(d)      Section 8.04 of the Indenture captioned “Conditions to Legal or Covenant Defeasance” is hereby amended by deleting each of clauses (c), (e) and (f) and replacing them with the phrase “Intentionally Omitted” and deleting the second clause of clause (d).

(e)      Any definitions used exclusively in the provisions of the Indenture which no longer apply to the Notes pursuant to Paragraphs (a) through (d) of this Section 2 are hereby deleted in their entirety from the Notes and in the Indenture shall no longer apply with respect to the Notes and all references to paragraphs, sections, articles or other terms or provisions of the Indenture which no longer apply to the Notes pursuant to Paragraphs (a) through (d) of this Section 2 above are hereby deleted in their entirety in the Notes and in the Indenture shall no longer apply to the Notes.

Section 3. Additional Amendments to the Indenture. Effective as of the Amendment Effective Date for the Additional Amendments (as defined below):

(a)      The following Sections of the Indenture shall be deleted in their entirety and replaced with the phrase “Intentionally Omitted”:

Existing Section Number	Caption

Section 4.10 in its entirety	Asset Sales

Section 4.14 in its entirety	Offer to Repurchase upon Change of Control

(b) Any definitions used exclusively in the provisions of the Indenture which no longer apply to the Notes pursuant to this Paragraph (a) of this Section 3 are hereby deleted in their entirety from the Notes and in the Indenture shall no longer apply to the Notes, and all references to paragraphs, sections, articles or other terms or provisions of the Indenture which no longer apply to the Notes pursuant to Paragraphs (a) of this Section 3 above are hereby deleted in their entirety in the Notes and in the Indenture shall no longer apply to the Notes.

Section 4. Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 5. Counterparts. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 6. Supplemental Indenture Is a Supplement To Indenture. This Supplemental Indenture is an amendment supplemental to the Indenture and this Supplemental Indenture will henceforth be read together.

Section 7. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 8. References to Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references to the Indenture shall include this Supplemental Indenture unless the context otherwise requires.

Section 9. Effect of this Supplemental Indenture. From and after the Amendment Effective Date, the Indenture shall be deemed to be modified as herein provided but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read taken and construed as one and the same instrument.

Section 10. Severability. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11. Trust Indenture Act. If any provisions hereof limit, qualify or conflict with any provisions of the Trust Indenture Act of 1939 required under the Trust Indenture Act of 1939 to be a part of and govern this Supplemental Indenture, the provisions of the Trust Indenture Act of 1939 shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act of 1939 that pursuant to the Trust Indenture Act of 1939 may be so modified or excluded, the provisions of the Trust Indenture Act of 1939 as modified or excluded hereby shall apply.

Section 12. Trustee Makes No Representation. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture or the recitals contained herein.

Section 13. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

Section 14. Effectiveness. This Supplemental Indenture shall become effective upon execution by the Company and the Trustee. As used herein, the “Amendment Effective Date” shall mean (i) with respect to

Proposed Amendments, the date that the Company delivers written notice to the Trustee that consents have been received from Holders of at least a majority of the then outstanding aggregate principal amount of Notes and the related Notes have been accepted for purchase in the Tender Offer and Consent Solicitation and (ii) with respect to the Additional Amendments, the date that the Company delivers written notice to the Trustee that consents have been received from Holders of at least two-thirds of the then outstanding aggregate principal amount of the Notes and the related Notes have been accepted for purchase in the Tender Offer and Consent Solicitation.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ADVANSTAR, INC.

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President and Chief Financial Officer

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President